Exhibit (b)(3)

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

This Amendment (this “Amendment”) is made as of June 13, 2025 by and among BLACKROCK ALPHA STRATEGIES FUND (formerly known as BlackRock Hedge Fund Guided Portfolio Solution) (“Borrower”) and BANK OF AMERICA, N.A., in its capacity as lender (“Lender”) and BANK OF AMERICA, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”). Capitalized terms referred to herein without definition have the meanings given to them in the Credit Agreement (as defined below).

WHEREAS, Borrower, Lender and Agent have entered into that certain Credit Agreement dated as of May 18, 2023 and amended as of May 16, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)  The definition of “Maturity Date” in Annex I (Definitions; Construction) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

“Maturity Date” means June 12, 2026, or if such day is not a Business Day, the immediately preceding Business Day.

(b)  Schedule I (Borrower Information; Portfolio Limits) of the Credit Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

SECTION 2.  Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon receipt by Agent of the following:

(a)  Executed Documents. From each party to this Amendment either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to Agent (which may include scanned or facsimile copies of a signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)  Officer’s Certificate. Certificate from Borrower addressed to Lender, dated as of the date hereof and signed by a Responsible Officer, (1) (A) attaching true, correct and complete copies of written resolutions adopted by Borrower approving the terms of and the transactions contemplated by this Amendment (the “Authorizing Resolutions”), (B) certifying that such Authorizing Resolutions have not been amended, modified, superseded, revoked or rescinded in any respect and are true, complete and correct and in full force and effect as of the date hereof, (C) confirming that the execution, delivery and performance of this Amendment are fully authorized and approved pursuant to the terms of the Authorizing Resolutions, (D) attaching an incumbency certificate of Borrower certifying the names, titles and specimen signatures of Responsible Officers and other Persons authorized by the Authorizing Resolutions to sign this Amendment and any other documents delivered hereunder and in connection herewith and (E) attaching certificates relating to the good standing of the Investment Manager, in each case as of a recent date, and (2) certifying that at the time of and immediately giving effect to this Amendment, (A) each of the representations and warranties contained in Section 4 (Representations and Warranties) of the Credit Agreement and in the other Facility Documents are true and correct in all material respects (except for those representations or warranties which are qualified by materiality, in which case such representations or warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for those representations or warranties which are qualified by materiality, in which case such representations or warranties shall be true and correct in all respects) as of such earlier date, (B) no Default or Event of Default has occurred during the term of the Agreement (other than a Default or Event of Default for which written notice was delivered to Agent) or is continuing or would result from the execution of this Amendment, and (C) there have been no material changes to the documents attached to Borrower’s Certificate of Responsible Officer dated May 18, 2023 (the “2023 Certificate”) except for the documents attached to Borrower’s Certificate of Responsible Officer dated May 16, 2024 (the “2024 Certificate”).

SECTION 3.  Reference to and Effect on the Facility Documents.

(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Facility Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)  The Credit Agreement and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 4.  Representations and Warranties. Borrower represents and warrants that at the time of and immediately after giving effect to this Amendment, each of the representations and warranties contained in Section 4 (Representations and Warranties) of the Credit Agreement are true and correct in all material respects (except for those representations or warranties which are qualified by materiality, in which case such representations or warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for those representations or warranties which are qualified by materiality, in which case such representations or warranties shall be true and correct in all respects) as of such earlier date.

SECTION 5.  Default and Event of Default. Borrower represents and warrants that at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from this Amendment.

SECTION 6.  Effective Date. This Amendment shall become effective as of the date hereof, subject to satisfaction of the conditions set forth in Section 2 (Conditions to Effectiveness of this Amendment) of this Amendment.

SECTION 7.  Governing Law. The provisions contained in the Credit Agreement, insofar as they relate to governing law shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 8.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER

BLACKROCK ALPHA STRATEGIES FUND

By:	/s/ Trent Walker
Name: Trent Walker
Title: Chief Financial Officer

[Additional signature pages follow]

Signature Page to Amendment No.2 to Credit Agreement

AGENT

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ Richard Jessop
Name: Richard Jessop
Title: Managing Director

[Additional signature page follows]

Signature Page to Amendment No.2 to Credit Agreement

LENDER

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Richard Jessop
Name: Richard Jessop
Title: Managing Director

Signature Page to Amendment No.2 to Credit Agreement

Exhibit A

BORROWER INFORMATION:

Responsible Officers (names and titles):

1. Carol McAndrews - Director

2. Darren Cannon – Managing Director

3. Jeff Dunbar – Managing Director

4. Zach Harris – Director

5. Chip Holladay – Managing Director

6. James Morrissey – Managing Director

7. Albert Matriotti – Managing Director

8. Diana Myint - Managing Director

9. Luke Sedler – Managing Director

10. Rumana Siddiky – Managing Director

11. Li Karam – Managing Director

12. Shams Orr-Hruska - Managing Director

13. Daniel Schwieger - Managing Director

14. Brian Schwartz - Managing Director

15. Sandra Stulberger – Managing Director

16. Bryan J. Smith - Managing Director